Exhibit 99.2

Exhibit A to Bill of Sale, Assignment, Acceptance and Assumption
Agreement

                                 Fair Value    Fair Value    Fair Value
Holdings                         3-31-2006     6-30-2006     12-29-2006
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CareCentric Solutions, Inc.              0             0              0
Dakota Arms, Inc.                  100,000             0              0
Dakota Holdings, LLC             1,044,440             0              0
Impres Medical, Inc.                     0             0              0
Triangle Biomedical Sciences, Inc.       0             0              0
Batterson, Johnson and Wang
   Limited Partnership                   0             0              0
Columbine Venture Fund II, L.P.          0             0              0
Delphi Ventures, L.P.                    0             0              0
Medical Science Partners, L.P.           0             0              0
O,W&W Pacrim Investments Limited         0             0              0
Trinity Ventures IV, L.P.                0             0              0